AMENDMENT NO. 1 TO TERM LOAN AGREEMENT


         THIS AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (this "AMENDMENT NO. 1"), dated as of December 31, 1997, among Wheeling-Pittsburgh Corporation, a Delaware corporation (the "BORROWER"), the various financial institutions from time to time parties thereto (collectively, the "LENDERS"), DLJ Capital Funding, Inc., as syndication agent (the "SYNDICATION AGENT") and administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders, and Citicorp USA, Inc., as documentation agent (the "DOCUMENTATION AGENT") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Syndication Agent, the Administrative Agent and the Documentation Agent are parties to a Term Loan Agreement, dated as of November 26, 1997 (as heretofore modified and supplemented and in effect from time to time, the "TERM LOAN AGREEMENT"); and

         WHEREAS, the Borrower has requested the Lenders to amend the Term Loan Agreement to appoint a successor Administrative Agent; and

         WHEREAS, the Borrower desires, and the Lenders are willing, upon the terms and conditions hereinafter set forth, to amend the Term Loan Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                     PART I
                                   DEFINITIONS

         SUBPART 1.1. CERTAIN DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment No. 1, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ADMINISTRATIVE AGENT" is defined in the PREAMBLE.

         "AMENDMENT NO. 1" is defined in the PREAMBLE.

         "AMENDMENT EFFECTIVE DATE" is defined in SUBPART 3.1.

         "BORROWER" is defined in the PREAMBLE.

         "DOCUMENTATION AGENT" is defined in the PREAMBLE.

         "LENDERS" is defined in the PREAMBLE.

         "SYNDICATION AGENT" is defined in the PREAMBLE.
         "TERM LOAN AGREEMENT" is defined in the FIRST RECITAL.

         SUBPART 1.2. OTHER DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment No. 1, including its preamble and recitals, have the meanings ascribed thereto in the Term Loan Agreement.

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                                     PART II

                        AMENDMENTS TO TERM LOAN AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment Effective Date, the Term Loan Agreement is hereby amended in accordance with this PART II. Except to the extent amended by this Amendment No. 1, the Term Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

         SUBPART 2.1. AMENDMENT TO COVER PAGE. The cover page of the Term Loan Agreement is hereby amended to (i) delete the words "and the Administrative Agent" from the caption for "DLJ CAPITAL FUNDING, INC." and (ii) insert immediately after such caption a new caption entitled "NATIONAL CITY BANK, as the Administrative Agent for the Lenders,".

         SUBPART 2.2. AMENDMENT TO PREAMBLE. The PREAMBLE of the Term Loan Agreement is hereby amended to (i) delete the word "and" immediately following the underscored parenthetical reference to Syndication Agent appearing in the fifth line thereof and (ii) insert in lieu thereof the following words:
"NATIONAL CITY BANK, acting through its Corporate Trust Department ("NATIONAL CITY"),".

         SUBPART 2.3. AMENDMENT TO SECTION 1.1. Section 1.1 of the Term Loan Agreement is amended to add the following new definition thereto in its appropriate alphabetical order:

         "NATIONAL CITY" is defined in the PREAMBLE.

         SUBPART 2.4. AMENDMENT TO SECTION 9.1. Section 9.1 of the Term Loan Agreement is hereby amended to (i) delete the word "and" immediately following the words "Syndication Agent" appearing in the second line of such Section and
(ii) insert immediately thereafter the following words: ", National City as".

         SUBPART 2.5. AMENDMENT TO ADMINISTRATIVE AGENT REFERENCES. References to DLJ in its capacity as "the Administrative Agent" contained in each other Loan Document shall in each instance be replaced with a reference to "National City".

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. EFFECTIVE DATE. This Amendment No. 1 shall be and become effective upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this SUBPART 3.1 (the "AMENDMENT EFFECTIVE DATE").

         SUBPART 3.1.1. EXECUTION OF COUNTERPARTS. The Agents shall have received counterparts of this Amendment No. 1 duly executed by the Borrower, the Syndication Agent, the Administrative Agent and the Lenders (or evidence thereof satisfactory to the Agents).

         SUBPART 3.2. LIMITATION. Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Term Loan Agreement and each other Loan Document shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, modifications and

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consents set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Term Loan Agreement or of any term or provision of any other Loan Document or other instrument referred to therein or herein, or of any transaction or further or future action on the part of the Borrower or any other Person which would require the consent of the Agents or any of the Lenders under the Term Loan Agreement or any such other Loan Document or instrument.

                                     PART IV
                                  MISCELLANEOUS

         SUBPART 4.1. CROSS-REFERENCES. References in this Amendment No. 1 to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment No. 1. References in this Amendment No. 1 to any Article or Section are, unless otherwise specified, to such Article or Section of the Term Loan Agreement.

         SUBPART 4.2. LOAN DOCUMENT PURSUANT TO TERM LOAN AGREEMENT. This Amendment No. 1 is a Loan Document executed pursuant to the Term Loan Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Term Loan Agreement, as amended hereby, including Article X thereof.

         SUBPART 4.3. COUNTERPARTS, ETC. This Amendment No. 1 may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same Agreement.

         SUBPART 4.4. GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SUBPART 4.5. SUCCESSORS AND ASSIGNS. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                        WHEELING-PITTSBURGH
                                          CORPORATION


                                        By_________________________________
                                          Title:

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                                        DLJ CAPITAL FUNDING, INC.,
                                        as the Syndication Agent and
                                        as Lender


                                        By________________________________
                                          Title:

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                                        NATIONAL CITY BANK, acting
                                        through its Corporate Trust
                                        Department, as the
                                        Administrative Agent


                                        By________________________________
                                          Title:

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                                        BANK OF MONTREAL


                                        By_______________________________
                                          Title:

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                                        ING BARING (U.S.) CAPITAL
                                        CORPORATION

                                        By:___________________________
                                           Title:

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                                         MERRILL LYNCH DEBT STRATEGIES
                                         PORTFOLIO



                                         By:  Merrill  Lynch  Asset
                                              Management, L.P., as
                                              Investment Advisor


                                         By:___________________________
                                            Title:




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                                         SENIOR HIGH INCOME PORTFOLIO,
                                         INC.



                                         By:___________________________
                                            Title:




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                                         AMERICAN LIFE & CASUALTY
                                         INSURANCE



                                         By:___________________________
                                            Title:

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                                         CONSECO LIFE INSURANCE COMPANY



                                         By:___________________________
                                            Title:

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                                         KZH HOLDING CORPORATION III

                                         By:___________________________
                                            Title:

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                                         FRANKLIN PRINCIPAL MATURITY
                                         TRUST


                                         By:___________________________
                                            Title:

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                                         PAMCO CAYMAN LTD.


                                         By:___________________________
                                            Title:


                                      -15-

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                                         THE CHASE MANHATTAN BANK


                                         By:___________________________
                                            Title:


                                      -16-

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                                         ML CBO IV (CAYMAN LTD.)


                                         By:___________________________
                                            Title:


                                      -17-

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                                         TCW LEVERAGED INCOME TRUST


                                         By:___________________________
                                            Title:



                                      -18-